THE MULTI-STRATEGY GROWTH & INCOME FUND

NORTHERN LIGHTS

  DISTRIBUTORS,  LLC

SELLING AGREEMENT

Northern  Lights Distributors, LLC (the "Distributor") serves as the principal underwriter of shares  of The Multi-Strategy   Growth    &    Income    Fund    (the "Fund"], a closed-end investment  company, shares of which company is distributed  by Distributor at its respective net asset value plus sales charges as applicable, pursuant  to a written agreement (the "Underwriting  Agreement").  Distributor  invites you (the  "Company")  to  participate   as  a  non-exclusive agent in the distribution  of shares  of the Fund upon the following terms and conditions:

Section 1. Sale and  Redemption of Fund Shares

(a]      Company shall offer and sell such shares only at the public offering price which shall be currently in effect1   in accordance  with  the  terms  of the  current Prospectus'. The applicable public offering price may reflect scheduled  variations  in, or the elimination of, sales  charges  or  concessions  on sales  of the  Fund's shares,  as  described  in  the  Prospectus.    Company agrees that it will apply any scheduled variation in, or elimination  of, any sales  charge or  concession uniformly to all offerees in a class as specified in the Prospectus.   Company agrees to act only as agent in such transactions and nothing in this agreement shall constitute  either  Distributor  or Company as agent of the other or shall constitute  Company or the Fund as agent of the other.

(b)     As a selected dealer in Fund shares, Company is authorized  and agrees to transmit  orders for purchases and redemptions, or any other requested actions with respect to Fund shares, to the Fund's transfer   agent.      Procedures   related  to  the transmission and handling of orders  for Fund share transactions  (including   the   applicable   price   and

1 As used in this agreement  the term "Prospectus" means that applicable Fund's prospectus and related statement of additional information, whether in paper or electronic format_ included in  the  Fund's then  currently  effective registration statement  (or post-effective amendment thereto), and any information that Distributor or the Fund may provide to you as a supplement to such prospectus or statement  of additional information, all as filed with the Securities and  Exchange Commission pursuant to the Securities Act of1933, as may be amended.

effective time of orders)  will be governed by applicable  law,  the  terms   of  the  Prospectus,  the relevant account application(s] and any written instructions that Distributor may periodically issue to Company. In all transactions  in Fund shares between Company and  Distributor,  Distributor  is  acting  as agent for the Fund and  not as principal.  All orders are subject to acceptance by Distributor and become effective only upon confirmation by Distributor. Distributor reserves the right in its sole discretion to reject any order.   Company agrees to submit orders for Fund share  transaction  only in compliance with the terms and conditions in the Prospectus.

(c)     Company further  agrees to provide certain services in order to promote the sale of shares of the Fund, including but not limited to: answering routine inquiries concerning the Fund; assisting in the maintenance of accounts or sub-accounts in the Fund; processing purchase or redemption transactions; making the Fund's investment  plans and shareholder services available; and providing such other information and services to investors in shares of the Fund as Distributor or the Fund may reasonably request.

(d)     With respect to the Fund the shares of which are indicated  in the Prospectus as being sold with a sales charge,   Company  will  be  allowed  the concessions from the  public offering price provided in  the   Prospectus   and/ or   periodic   written correspondence from Distributor.    With respect  to the  Fund the  shares  of which  are  indicated  in the Prospectus as being sold with a contingent deferred sales, early withdrawal  or similar  charge! Company will be paid a commission or concession as disclosed in  the   Prospectus   and/or periodic   written correspondence  from  Distributor.    Any such  sales charges  or  discounts  may be subject  to  reductions under a variety of circumstances  as described in the Prospectus.    If  a  customer  qualifies  for a  reduced sales charge as described in the Prospectus, Company agrees to offer and sell Fund shares to such customer at  the  applicable  reduced  sales  charge.   To obtain these  reductionsDistributor must be notified when the  sale  takes  place  which  would  qualify for  the reduced charge. There will be no sales charge paid or discount allowed (if any] on the reinvestment of any dividends or distributions in additional Fund shares.

(e)     All purchases  of shares  of the  Fund made under any cumulative purchase  privilege as set forth in the Prospectus shall be considered an individual transaction  for the purpose of determining any sales concession from the public offering price to which Company  may   be   entitled   as   set   forth   in   the Prospectus.

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(f)      As the  Fund's  agent,  Distributor  shall  sell shares to Company for the account  of its customers or for its own  bona fide investment.    Company agrees that  its  transactions  in shares  of  the  Fund will  be limited to (i) the purchase of shares from Distributor for  resale   to  customers   at  the  applicable  public offering price or for Company's own bona fide investment;   (ii)  exchanges  of shares   between  the Fund to the extent  permitted  by the Prospectus and in accordance with any written instructions from Distributor; and (iii)  transactions  involving the redemption  of shares  by the Fund or the repurchase of shares by Distributor as an accommodation to shareholders or as applicable through  tender  offers. Company agrees to sell Fund shares only to (i) Company's  customers  at  the  applicable  public offering price, as determined  in accordance with the Prospectus  or (ii) Distributor  (or the Fund itself) at the applicable redemption  price, as determined  in accordance with the Prospectus.   Company agrees to purchase shares  of the Fund only from (i) Company's customers  at the applicable redemption  price, as determined in accordance with the Prospectus or (ii) Distributor   (or  the  Fund  itself)  at  the  applicable public  offering  price, as  determined   in  accordance with the Prospectus.

(g)     Company agrees not to purchase any Fund shares from its customers at a price lower than the applicable   redemption   price,  determined   in accordance with the Prospectus.             Company represents that any order, instruction  and/or related information  transmitted to Distributor  by Company for the  Fund share  transaction  has been authorized by Company's customers  or is being requested  for Company's  own  investment   purposes.     Any  Fund share transaction order that Company places with Distributor   or  the   Fund  is  subject  to  the  timely receipt  by the  Fund's  transfer   or  other  designated agent  of all required  documents  in good  order.    If such documents are not received within  a reasonable time after the order  is placed, the order  is subject to cancellation, in which case Company agrees to be responsible for any loss to the Fund or Distributor resulting  from such cancellation.   Company shall be responsible  for the accuracy, timeliness  and completeness of any  Fund share  transaction orders transmitted by Company to Distributor, and Company shall indemnify Distributor against any third-party claims as a result of Company's failure to properly transmit  such orders.    Company also shall be responsible  for date and time stamping all orders for transactions  in Fund shares  that Company receives from its customers.

(h)     Company agrees  that  it  will  not  withhold placing  customers'   orders  for  Fund  share transactions  so as to profit itself as a result of such withholding.   Distributor will accept orders for the purchase  of Fund shares  from Company only at the public offering price applicable to each such order, as determined in accordance with the Prospectus. Distributor  will  not  accept  from  Company a conditional order for Fund shares.

(i)    Company must pay for Fund shares  in accordance with Distributor's instructions, and Distributor must receive payment for such shares on or  before  the  settlement  date  established  in accordance  with Rule 15c6-1 under the Securities Exchange Act of 1934, as may be amended  (the "Exchange Act").  If Distributor does not receive payment  on  or  before  such  settlement  date, Distributor may, without notice, cancel the sale or, at Distributor's option, sell the share that Company ordered  back  to  the  issuing  Fund, and  Distributor may hold Company responsible  for any loss suffered by Distributor or the issuing Fund as a result of Company's failure to make payment as required.

(J)      If   any  shares  sold  to  Company under  the terms of this agreement are repurchased  by the Fund or  by  Distributor  as  the  Fund's  agent,  or  for  the account of the Fund or are tendered  to the Fund for purchase at liquidating value under the terms of the Agreement  and  Declaration  of Fund  or  other document governing such Fund within seven (7) business  days after the date of confirmation to Company of Company's original purchase order therefor,  Company agrees to pay forthwith to Distributor the full amount of the concession allowed to  Company  on  the  original  sale  and  Distributor agrees  to forward  payment  of such  amount  to the Fund  when  received.     Distributor  shall notify Company of such repurchase  within ten (10) days of the effective date of such repurchase.

(k)     All sales of Fund shares  from Distributor to Company will be subject to receipt of shares by Distributor from the Fund.  Distributor reserves the right in its discretion  without  notice to Company to suspend  sales or withdraw  the offering of shares entirely.

(I)    No person is authorized  to make any representations concerning the Fund or the shares of any Fund, except those contained  in the  Prospectus. In purchasing shares from Distributor, Company shall rely solely on the representations contained in the Prospectus.

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(m)  Company  agrees  to  comply  with  all applicable federal and state laws governing the distribution   of   the   Prospectus,   periodic   reports, proxy and other materials to persons to whom Company offers shares and to persons who purchase shares  from Company.  Additional copies of such printed information will be supplied by Distributor or other  agent  of the  Fund to  Company in reasonable quantities upon Company's reasonable  request. Company may not use any sales literature  or advertising  material concerning  Fund shares,  other than literature or material that Distributor or other agent of the Fund may provide to Company from time to time, without obtaining Distributor's  prior written approval.   Company may not distribute  or make available  to  investors   any  information  that Distributor  may furnish to Company marked "For Dealer Use Only" or that otherwise indicates that it is confidential or not intended  to be distributed to investors.

(n)     lf Company holds  Fund shares  as  nominee for  its  customers,  all  printed  material  and confirmations or other communications, will be sent to Company, and  Company shall  be responsible  for forwarding  any  such  materials  to  Company's customers   for  whose   account  Company holds  any Fund shares  as nominee.   Company also will be responsible  for complying with all reporting  and tax withholding  requirements  with  respect  to  the customers   for  whose  account  Company holds  any Fund shares as nominee.   With respect to other accounts,   Company  agrees   to  provide  Distributor with  all  information  (including  certification  of taxpayer identification numbers and back-up withholding  instructions)  necessary  or  appropriate for Distributor to comply with legal and regulatory reporting requirements.     Accounts opened or maintained pursuant to NETWORKING, as described below, will be governed by applicable National Securities Clearing Corporation rules and procedures and any agreement or other arrangement with Distributor relating to NETWORKING.

(o)    The parties acknowledge that neither the Distributor  nor  the  Fund shall compensate  the Company for promoting or selling the shares by having the Fund's portfolio securities transactions directed to Company.  Each party  further  agrees  that  it has not entered  into any agreement  with or on behalf of the Fund pursuant  to which the  Fund or any affiliate is expected to direct portfolio transactions  or remuneration received in connection therewith to any party to compensate that party for promoting or selling shares of the Fund.

(p)     Certificates evidencing Fund shares  are  not available; any  transaction in  Fund shares will  be effected and  evidenced by book-entry form only.   A confirmation statement evidencing transactions in Fund shares will be transmitted to Company.

(q)     If  Company holds Fund shares  subject to a contingent deferred sales  charge, redemption fee  or similar fee, Company shall promptly remit any such charges or fees to Distributor. Company also represents that it has the capability to track and account for any such charges or fees.   Company further agrees to administer and maintain any omnibus accounts held by it for two  or more customers so  that the terms and conditions of the Prospectus apply to each customer. Distributor reserves the right, at its discretion, to verify Company's compliance with the terms and conditions of the Prospectus by inspecting Company's tracking and accounting system or other means.

Section 2. Incorporation ofNSCC Rules

If applicable, the Rules and Procedures Manual of the National Securities Clearing Corporation, as amended from time to time1  including the rules and procedures applicable  to  the  utilization  of  the  Defined Contribution Clearing and Settlement System, FundjSERV and   NETWORKING,  as  amended  from time   to   time,   are   hereby   made   a  part  of   this agreement  as if fully set  forth herein and shall be a part of each processed transaction.

Section 3. Compensation

As mentioned  above,  Distributor  will pay Company the applicable sales  charge or concession,  if any, as set forth in the Prospectus.   Further, if the Fund has adopted  a  plan  pursuant   to  Rule 12b-1  (a "Plan") under  the Investment  Company Act of 1940, as amended   (the   "Act"),  Distributor   may  make distribution  or shareholder service payments to Company under  such Plan.   Distributor has no obligation to make any payments to Company under a Plan, and Company shall not receive any such payments until Distributor receives  monies therefor from the Fund.   Sales charges/concessions, Plan payments and Plans may be changed, discontinued or terminated  at any time.  Company agrees that it has no claim against Distributor or any Fund by virtue of any such change, discontinuance  or termination.  In the event of any overpayment  by Distributor of any sales  charge/concession or Plan payment, Company will promptly remit such overpayment  to Distributor. Any payments  made to Company pursuant to a Plan shall  be  subject  to  the  following terms  and conditions:

(a)     Any payments made to Company pursuant to a Plan shall be in amounts  as Distributor may from time  to time advise  Company in writing but in any event not in excess of the amounts  permitted  by the Plan in effect with respect to each particular Fund, as disclosed  in the  Prospectus.   Any such  fees will be based on the dollar amount of Fund shares which are owned of record by Company as nominee for Company's customers  or which are owned  by those customers of Company whose  records, as maintained by the relevant Fund's transfer agent, designates Company as the customer's dealer of record.  No Plan fees will be paid to Company with respect to shares purchased  by Company and redeemed by the Fund or by Distributor,  or tendered  for redemption  by Company within  seven  (7)  business  days after  the date  of  confirmation  of  such  purchasei  Company agrees  to  refund  promptly  to  Distributor  the  full amount  of any  Plan  payment  paid to  Company on such shares, and, if not yet paid, to forfeit the right to receive any Plan payment on such shares.

(b)     Any payments  made  to  Company  under  a Plan for shareholder services are made in consideration for personal services and/or  account maintenance services  provided by Company to shareholders of the Fund, and Company hereby represents by its acceptance  of such  payments  that Company is providing such services.   Company's provision  of  these  services  is  not  on  behalf  of the Fund or Distributor, and, notwithstanding anything in this agreement  to the contrary, Company agrees that the Fund and Distributor  are not responsible for the manner of Company's performance of or for any of Company's acts or omissions  in connection with such services.

(c)     By accepting  any distribution  or services payments pursuant  to a Plan, Company hereby represents that its receipt of such payment complies with all applicable laws and regulations, or order  of any court, governmental or regulatory body, and that Company will provide to its customers  disclosure  of all appropriate facts relating  to such  payments  and any  other   forms  of  compensation   Company  may receive in connection with Fund share transactions in compliance   with   all  such   laws,  regulations   and orders.

(d)     The provisions of this Section 3 relate to the Plan adopted  by the Fund pursuant  to Rule 12b-1.  In accordance  with  Rule 12b-1,  any person  authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Section shall provide the Fund's  Board  of  Trustees,  and  the  Trustees  shall review,  at  least  quarterly, a  written  report  of  the

amounts  so  expended  and  the  purposes  for which such  expenditures  were  made.     Accordingly, Company agrees to provide to Distributor such information regarding the Company's receipt and usage  of any fees  it receives  pursuant to a Plan as Distributor  may  reasonably  request  from  time  to time.

(e)     The provisions of this Section 3 shall remain in effect with respect to the Fund for not more than a year  and  thereafter  for successive   annual  periods only so long as the continuance of a form of this agreement  is specifically approved  at least annually in conformity  with  Rule 12b-1 and  the  Act.   Such provisions shall automatically terminate  with respect to a particular Plan in the event of the assignment (as defined  by the  Act) of this agreement,  in the event such Plan terminates or is not continued, in the event of any amendment to the Plan that requires such termination,  or  in  the  event  this  agreement terminates  or ceases to remain in effect.   The provisions of this Section 3 shall also terminate  upon the vote of a majority of the Trustees of the Fund who are not "interested persons" of the Fund, as defined in the  Act, and  have  no  direct  or  indirect  financial interest in the operation of the Plan or in this agreement,  or by a vote of a majority of the outstanding voting securities of the Fund on not more than  60 days' notice.   In addition,  the provisions of this Section 3 may be terminated  at any time, without penalty, by either party with respect to any particular Plan on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

Section 4. Representations and Warranties

(a)    By accepting  this  agreement,  Company represents that it (i) is registered  as a broker-dealer under  the  Exchange Act, is  qualified  to  act  as  a broker-dealer   in  the  states   or  other   jurisdictions where   Company  transacts   business,   and  it  is   a member  in good standing  of the  Financial Industry Regulatory Authority, Inc. ("FlNRA"); or  (ii) is a bank (as defined by Section 3(a)(6)  of the Exchange Act), or a savings association  or savings bank that has deposits insured by the FDIC, licensed and authorized to carry on investment business in the U.S. (including the transactions contemplated  by this agreement) subject to the supervision  and regulation of relevant U.S. banking authorities and does  not engage in any activity requiring registration as a broker or dealer under  the  Exchange Act or regulations  thereunder. Company agrees that it will maintain any such registrations,   qualifications,   and   memberships   in good standing and in full force and effect throughout the term of this agreement.

(b)

Company  and   Distributor   both   agree   to comply with all applicable Federal laws, the laws of the states  or other  jurisdictions concerned, and the rules  and  regulations  promulgated  thereunder  and with all the rules and regulations and interpretations by  governmental   and  regulatory   bodies  and  self regulatory  organizations  ("SRO")  having jurisdiction over the Distributor and the Company, including but not   limited   to   the   U.S.  Securities   and   Exchange Commission (the "SEC") and FlNRA.  This agreement will  terminate  automatically  without  notice  in  the event  that  either  party's registration  as  a  broker dealer or FINRA membership  is terminated.

(c)        Company will not offer or sell shares  of the Fund in any state or jurisdiction where they may not lawfully be offered and/or sold.  Company agrees to maintain all records required by law relating to Fund share  transactions with the Fund and Company will promptly notify the Fund if Company experiences any difficulty in maintaining records in an accurate and complete manner.

(d)     If  Company is offering and selling shares  of the Fund in jurisdictions outside the several states, territories,  and possessions  of the United States and is not otherwise  required  to be registered,  qualified, or a member of FINRA, as set forth above, Company nevertheless agrees to observe the applicable laws of the  jurisdiction  in  which such  offer and/or sale  is made,  to  comply  with  the  full  disclosure requirements of the Securities  Act of 1933  and  the regulations  promulgated  thereunder, to conduct Company's business in accordance  with the spirit of the Conduct Rules ofFINRA.

(e)       Company agrees  to  maintain  records  of all sales of Fund shares made by Company and any other records as may be required  by applicable law or as is consistent  with industry  practice.   Company shall furnish  Distributor with copies of such records  upon request.

(f)      Company represents that it has and shall maintain throughout the term of this agreement policies   and   procedures    reasonably   designed   to ensure  compliance with Rule 22c-1 under the Act, FINRA Conduct Rule 2210 and other applicable laws, rules and regulations governing the transactions contemplated  by this agreement.

Section  5. Limitation of Liability/Indemnification

(a)      Company agrees  to  indemnify and  hold the Fund, its agents, investment  adviser, and Distributor harmless  from  loss or  damage  resulting  from Company's  breach   of  this  agreement,   Company's

gross  negligence  or willful misconduct  in performance of its duties hereunder, or any failure on Company part to comply with applicable laws.

(b)    Distributor agrees to indemnify and hold Company harmless  from  loss  or  damage  resulting from Distributor's breach of this agreement, Distributor's  gross  negligence or willful misconduct in performance of its duties hereunder, material misstatements or omissions in the Prospectus, or any failure  on  Distributor's  part  to  comply  with applicable laws.

(c)      Under no circumstances shall Distributor, its affiliates, the  Fund and  its agents  be liable for any loss, expense,  damages, costs or other claim arising out of any redemption or exchange pursuant to telephone instructions reasonably believed to be genuine or the reasonable refusal to execute such instructions.

Section  6. Notices

(a)

Unless

notified

otherwise,

all communications to Distributor shall be sent to:

Northern Lights Distributors, LLC Attn: Legal Department

4020 South 147'h Street

Omaha, NE 68137

Any notice to Company shall be duly given if mailed to Company at Company's address set forth in the  signature  section  below or  as  registered  from time to time with FINRA.

(b)     Notices   and  other  communications  under this agreement must be in writing and given by personal delivery, registered or certified mail or overnight mail.   In addition, Companyagrees and consents to receive any correspondence and other information  from the Distributor regarding the Fund or the Fund via a nationally recognized mail courier, electronic  mail,  telephone,  or  facsimile.    Company may elect at any time not to receive correspondence from  Distributor  via electronic  mail or facsimile by notifying Distributor in writing.

Section  7. Term and Termination

(a)     This agreement  and all amendments  to this agreement shall take effect with respect to and on the date of any orders  placed by Company after the date accepted by Distributor as set forth below or, as applicable, after the date of the notice of amendment sent to Company by the Distributor.

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(b)     This  agreement   may  be  terminated   upon written  notice by either  party at any time, and shall automatically terminate  upon  its  attempted assignment except as set forth below.

(c)    The   provsions of   the    Underwriting Agreement  and  the  Rule 12b-1  Distribution Plans adopted  by the Fund are incorporated  herein by reference and this agreement shall  continue  in effect with respect  to the Fund only so long as the continuation  of the Underwriting Agreement relating to the Fund, and its Rule 12b-1 Distribution Plan, as applicable, are properly approved at least annually by the Board of Trustees of the Fund.

Section 8. Assignment and Amendments

This agreement  shall not be assignable by Company. Distributor   may  assign  its  rights  and  obligations under  this  agreement  to   any  successor  to   the business of  Distributor  upon  written   notice  to Company.

Distributor  may amend this agreement  upon written notice  to Company.

Section 9. Governing Law

The laws of the State  of Nebraska shall govern this agreement  without  giving effect to the  principles  of conflict of laws.

Section 10. Arbitration

Any controversy or claim arising  out of, or related  to, this agreement, its termination  or the breach thereof, shall be settled  by binding arbitration  before a panel of arbitrators selected by FINRA in the City of Omaha, Nebraska in accordance with the rules then obtaining of FINRA at the time of arbitration.  Company hereby understands that the arbitrators'  decision shall be binding and final between  Company and Distributor, and   judgment  upon  the  award   rendered   may  be entered  in any court having jurisdiction thereof.

Section 11. Anti-money Laundering

Company agrees  to comply with all applicable anti money laundering  laws, regulations, rules and government guidance,  including  the reporting, record keeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended  by The International Money Laundering Abatement and Financial Anti Terrorism  Act of 2002, Title III of the USA PATRIOT Act  (the   "PATRIOT Act"),  its   implementing regulations,  and  related  SEC and  SRO rules.   These

requirements include  requirements to identify and report  currency  transactions and suspicious activity, to verify customer identity,  to conduct  customer due diligence, and to implement anti-money laundering compliance programs.   As required  by the PATRIOT Act, Company hereby  certifies  that  Companyhas a comprehensive anti-money laundering compliance program    that   includes    policies,    procedures   and internal controls for complying with the BSA; policies, procedures and internal  controls  for identifying, evaluating   and  reporting   suspicious  activity;  a designated compliance  officer or officers; training for appropriate employees; and an independent audit function. Further, Companyagrees to comply with the economic sanctions  programs   administered  by the U.S. Treasury  Department's  Office of Foreign Assets Control ("OFAC"). Company certifies that  it has an OFAC compliance program in place which includes procedures  for  checking   customer  names   and  the names  of persons  with  signature  authority  over accounts   against   the   OFAC lists  of  sanctioned governments and specially-designated nationals, terrorists and traffickers;  the  screening of wire transfers and other payments against the OFAC lists; a designated  compliance officer; an internal communication network;  training of appropriate personnel;  and an independent audit function. Companyagrees to promptly notify Distributor whenever questionable activity, suspicious activity or OFAC matches are detected.  Company further agrees to investigate any potentially suspicious activity and to take appropriate action, including the blocking of accounts,  the filing of suspicious activity  reports  and the reporting  of matches to OFAC, in connection with Fund share transactions.

Section 12. Confidentiality

All books, records, information, and data  pertaining to   the   business   of  the   other   party   which   are exchanged or received pursuant  to the negotiation or the carrying out of this agreement shall remain confidential, and shall not be voluntarily disclosed to any other person.  If non-public personal information regarding  either  party's  customers or consumers is disclosed  to the other  party in connection with this agreement,  the party receiving such information will not disclose or use that information  other than as necessary  to  carry  out  the  purposes  of this agreement.

Section  13. Shareholder Information - Disruptive

Trading

The    Fund    has    adopted    written    policies   and   procedures   reasonably   designed   to    detect    and

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prevent  frequent  and/or   disruptive  Fund   share trading practices.  In addition to adhering to the Fund'sown  policies  and   procedures,  the   Company agrees to cooperate with the  Distributor to effect the Fund's policies and procedures as follows:

(a)  Agreement to  Provide Information. Companyagrees to provide Distributor, upon written request, the  taxpayer identification number  ("TIN"), the Individual/International Taxpayer Identification Number   ("!TIN"),  or  other  government-issued identifier  ("Gil"),  if  known,   of  any  or  all Shareholder(s) of the  account and  the amount,  date, name or other identifier of any investment professional(s) associated with  the Shareholder(s) or account (if known),  and transaction type (purchase, redemption, transfer, or exchange)  of every purchase, redemption, transfer, or exchange  of shares held through an  account maintained by Company  during the period  covered  by the request.

(b)      Period Covered by Request. Requests  must set  forth a specific  period,  not  to  exceed  180  days from the date of the request, for which transaction information is sought    Distributor may  request transaction information older than 180 days from the date    of   the   request  as   it   deems    necessary   to investigate compliance with policies established by Distributor for the purpose of eliminating or reducing any  dilution  of the  value  of  the  outstanding shares issued  by the Fund.

(c)    Form  and Timing of Response.     (1) Companyagrees to provide, promptly upon request of Distributor or its designee, the requested information specified  in Section 13(a). If requested by Distributor or its designee,  Companyagrees to use best  efforts  to determine  promptly  whether  any   specific   person about whom it has received the identification and transaction information specified  in Section  13(a) is itself a financial intermediary, as defined  by Rule 22c-2, ("indirect intermediary") and, upon further request of Distributor or its designee, promptly either (i) provide   (or  arrange  to  have  provided)  the information set  forth  in Section  13(a) for those shareholders who  hold  an  account with  an  indirect intermediary or  (ii)  restrict or  prohibit the  indirect intermediary  from purchasing, in nominee  name on behalf of other persons,  securities distributed by Distributor.  Company  additionally agrees to inform Distributor whether it plans to perform  (i) or (ii).  (2) Responses required by this  paragraph must  be communicated in writing and in a format mutually agreed  upon  by the parties.   (3) To the extent practicable,  the   format   for  any   transaction information   provided     to    Distributor   should    be consistent   with     the     NSCC  Standardized    Data Reporting Format.

(d)  Limitations on  Use of Information. Distributoragrees not to use the information received for marketing or any other similar purpose without the prior written consent  of the Company.

(e) Agreement  to   Restrict  Trading. Companyagrees to execute written instructions from Distributor to restrict or prohibit further purchases or  exchanges  of  shares by  a  Shareholder who  has been identified  by Distributor as having engaged  in transactions of Fundshares (directly  or indirectly through the Company's account) that violate policies established or utilized  by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued  by the Fund.

(!)      Form    of   Instructions.      Instructions  to restrict or  prohibit  trading  must   include  the  TIN, !TIN, or Gil, if known,  and  the specific  restriction(s) to be executed.   If the TIN, !TIN, or Gil is not known, the  instructions  must  include  an  equivalent identifying  number  of  the   Shareholder(s)  or account(s)   or  other   agreed   upon   information  to which the instruction relates.

(g)     Timing  of  Response.     Company agrees to execute  instructions  from Distributor to  restrict  or prohibit trading as  soon  as  reasonably  practicable, but not later  than  five (5) business days after receipt of instructions by the Company.

(h)      Confirmation by Company.  Company must provide written  confirmation to Distributor that instructions  from Distributor to restrict or prohibit trading have been  executed.    Companyagrees to provide  confirmation  as  soon  as  reasonably practicable,  but not later  than  ten (10)  business days after the instructions have been executed.

Section 14. Captions

Captions contained in this agreement are inserted for convenience   of  reference   only  and  shall  not  be deemed to define, limit or extend or otherwise affect the meaning  or interpretation  of this agreement or any provision  hereof.

Section 15. Counterparts

This  agreement  may  be  executed  in  counterparts, each of which shall  be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 16. Severability

Section 17. Entire Agreement

If  any  provision  of  this  agreement   shall  be  held invalid, illegal or unenforceable  in any  jurisdiction, the validity, legality, and enforceability of the remaining provisions of this agreement shall not be affected thereby.

This agreement constitutes the entire agreement between the Distributor and the Company regarding the Fund's shares and shall supersede any prior agreements or understandings between the parties hereto.

NORTHERN  LIGHTS DISTRIBUTORS,  LLC

By:

_

Name:

_

Title:------------- Date:------------

COMPANY

By:

_

Name:-------------- Title:

_

Date:

_

Address:

Firm CRD Number:--------

OPERATIONAL PROFILE

Firm Data

Firm Name:   _

Address:

Phone:

Fax:

Website:-------------

Tax ID:

Approximate Assets Under Management:

_

Clearing Firm:

_

Firm Contacts

Mutual Fund Operations

Name:

_

Phone:

Ext:

_ Fax:

  _

Email:

_

Compliance Officer

Name:

_

Phone:---------- Ext:

_ Fax:

   _

Email:-----------------

Firm Information

Mutual Fund Trading

Name:                                                                     _

Phone:                                             Ext:               _ Fax:                                                                             Email:                                                                     _

Marketing

Name:                                                                     _

Phone:                                             Ext:               _ Fax:

Email:                                                                     _

In order to provide your firm with the most accurate statements and commission information possible, please provide the following details concerning the way your firm conducts business:

a.

Please provide a complete listing of representatives, their representative number and branch addresses & branch numbers. (Excel format is preferred emailed to info@nldistributors.com)

b.   Would your firm prefer to receive updates and notices via Email?

DYes

D No

lfyes, indicate the email address these notices should be directed to:------------------------

c.

Will your firm conduct trading via the NSCC's Fund/SERV System?

DYes

DNa

d.   Will your firm utilize the NSCC's Networking System?

DYes ONo

If yes, your firm networks its accounts at Matrix Level:

Your firm will require position files on weeks:

Dz

DLAST Other (please provide dates):-----------

e.

Would your firm like to receive commission output via NSCC Commission Settlement?

Oves  DNo

f.

If your firm will be using the NSCC Networking System please provide the following information: Clearing Firm NSCC Number:--------

Alpha Code:

_

Executing Firm Symbol:

_

Platform Options: (Please describe or attach information  regarding any platform options your firm offers. i.e. Brokerage, NTF, etc.]

Fund Activation Information: (Please provide a description of your firm's process/requirements for approving and adding funds to your available products list)